VALIDUS ANNOUNCES QUARTERLY NET OPERATING INCOME OF $73.6 MILLION, OR $0.86 PER DILUTED COMMON SHARE
YEAR TO DATE ANNUALIZED RETURN ON AVERAGE EQUITY OF 11.1%
BOOK VALUE PER DILUTED COMMON SHARE OF $41.89 AT SEPTEMBER 30, 2015

Pembroke, Bermuda, October 29, 2015 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $66.7 million, or $0.78 per diluted common share, for the three months ended September 30, 2015, compared to $39.7 million, or $0.41 per diluted common share, for the three months ended September 30, 2014. Net income available to Validus was $304.1 million, or $3.50 per diluted common share, for the nine months ended September 30, 2015, compared to $355.4 million, or $3.70 per diluted common share, for the nine months ended September 30, 2014.
Net operating income available to Validus was $73.6 million, or $0.86 per diluted common share, for the three months ended September 30, 2015, compared to $84.9 million, or $0.90 per diluted common share, for the three months ended September 30, 2014. Net operating income available to Validus was $304.8 million, or $3.51 per diluted common share, for the nine months ended September 30, 2015, compared to $357.4 million, or $3.73 per diluted common share, for the nine months ended September 30, 2014.
Book value per diluted common share at September 30, 2015 was $41.89, reflecting quarterly growth of 1.9% inclusive of dividends.
Commenting on the financial results for the three months ended September 30, 2015, Validus' Chairman and CEO Ed Noonan stated:
“Validus delivered 1.9% growth in book value per diluted share inclusive of dividends during the quarter, a meaningful accomplishment given the significant investment market volatility and loss activity including the Tianjin, China industrial explosion and earthquake in Chile. Validus continues to benefit from our core principles of strong underwriting and analytical discipline and a rock solid balance sheet, foundations which serve us well as we continue our evolution as a global provider of insurance and reinsurance.”
Net income and net operating income available to Validus, net earnings and net operating earnings per diluted common share available to Validus, by segment for the three months ended September 30, 2015 were as follows:

	Net Income Available to Validus	Net Operating Income Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$63.9	$72.2
Talbot	24.2	26.4
PaCRe, Ltd.	(8.0)	—
Other AlphaCat Companies	7.5	5.2
AlphaCat subtotal (a)	(0.5)	5.2
Western World	10.3	3.2
Corporate & Eliminations	(31.2)	(33.4)
Total	$66.7	$73.6
Net earnings per diluted common share available to Validus	$0.78
Net operating earnings per diluted common share available to Validus		$0.86

(a) Validus’ share (net of intercompany eliminations) of AlphaCat Net Income and Net Operating Income Available to Validus is $(2.2) million and $5.7 million, respectively.
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses), other income (loss) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss)and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Third Quarter 2015 Results
Highlights for the third quarter are as follows:

•
Gross premiums written for the three months ended September 30, 2015 were $401.7 million compared to $359.0 million for the three months ended September 30, 2014, an increase of $42.7 million, or 11.9%. The increase was primarily due to the contribution from Western World and an increase in AlphaCat gross written premium. This increase was offset by decreases at both Validus Re and Talbot.

•	Net premiums earned for the three months ended September 30, 2015 were $555.5 million compared to $494.7 million for the three months ended September 30, 2014, an increase of $60.8 million, or 12.3%.

•	Underwriting income for the three months ended September 30, 2015 was $86.1 million compared to $92.1 million for the three months ended September 30, 2014, a decrease of $6.0 million, or 6.5%.

•
Combined ratio for the three months ended September 30, 2015 was 84.5% which included $91.5 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 16.5 percentage points compared to a combined ratio for the three months ended September 30, 2014 of 81.4% which included $55.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.2 percentage points. The favorable development of $91.5 million for the three months ended September 30, 2015 is primarily from non-event reserves in the amount of $60.8 million. Favorable development on prior years from event specific reserves was $30.7 million.

•
Net operating income available to Validus for the three months ended September 30, 2015 was $73.6 million compared to $84.9 million for the three months ended September 30, 2014, a decrease of $11.3 million, or 13.3%.

•
Net income available to Validus for the three months ended September 30, 2015 was $66.7 million compared to $39.7 million for the three months ended September 30, 2014, an increase of $27.0 million, or 68.0%.

•
Annualized return on average equity of 7.3% and annualized net operating return on average equity of 8.1% for the three months ended September 30, 2015 compared to 4.2% and 9.1%, respectively, for the three months ended September 30, 2014.

Notable and Non-Notable Loss Events
During the three months ended September 30, 2015, the Company incurred a notable loss event, defined as consolidated losses which aggregate to a threshold greater than or equal to $30.0 million. The event, the August 12th explosion in the port of Tianjin, China, resulted in an estimated loss to the Company of $47.8 million or 8.6 percentage points of the loss ratio. Net of $3.9 million of reinstatement premiums, the net loss was $43.9 million. During the three months ended September 30, 2014, the Company incurred a loss of $28.1 million related to the Tripoli airport which subsequently developed into a notable loss event during the three months ended December 31, 2014.

		Three Months Ended September 30, 2015
		(Dollars in thousands)
Third Quarter 2015 Notable Loss Event (a)		Validus Re			Talbot		Total
Description		Net Losses and Loss Expenses		% of NPE (b)	Net Losses and Loss Expenses	% of NPE (b)	Net Losses and Loss Expenses	% of NPE (b)
Tianjin	Loss and loss expenses	$35,806	35,418,000	14.9%	$11,983	5.8%	$47,789	8.6%
	Reinstatement premiums	(3,136)			(760)		(3,896)
	Net loss	$32,670		13.6%	$11,223	5.4%	$43,893	7.9%

(a)
The notable loss event amounts were based on management's estimates following a review of the Company's potential exposure and discussions with certain clients and brokers. Given the magnitude of this event, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from this event and the Company's actual ultimate net losses from this event may vary materially from this estimate. Only those segments that incurred a loss on this event are shown above.

(b)	NPE = net premiums earned. % of NPE for each segment is calculated using the respective segment NPE.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

During the three months ended September 30, 2015, the Company incurred a non-notable loss event, defined as consolidated losses which aggregate to a threshold greater than or equal to $15.0 million, but less than $30.0 million. The event, a Chilean earthquake, resulted in an estimated loss to the Company of $22.2 million, or 4.0 percentage points of the loss ratio. Net of $2.2 million of reinstatement premiums, the net loss was $20.0 million. The Company's loss ratio, excluding prior year development, notable loss events, and non-notable loss events for the three months ended September 30, 2015 and 2014 was 50.2% for both periods.
Year to Date 2015 Results
Highlights for the year to date include the following:

•
Gross premiums written for the nine months ended September 30, 2015 were $2,248.1 million compared to $2,026.6 million for the nine months ended September 30, 2014, an increase of $221.5 million, or 10.9%.

•
Net premiums earned for the nine months ended September 30, 2015 were $1,706.8 million compared to $1,443.7 million for the nine months ended September 30, 2014, an increase of $263.1 million, or 18.2%.

•	Underwriting income for the nine months ended September 30, 2015 was $341.0 million compared to $391.3 million for the nine months ended September 30, 2014, a decrease of $50.2 million, or 12.8%.

•
Combined ratio for the nine months ended September 30, 2015 was 80.0% which included $245.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 14.4 percentage points compared to a combined ratio for the nine months ended September 30, 2014 of 72.9% which included $167.6 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.6 percentage points.

•
Net operating income available to Validus for the nine months ended September 30, 2015 was $304.8 million compared to $357.4 million for the nine months ended September 30, 2014, a decrease of $52.6 million, or 14.7%.

•
Net income available to Validus for the nine months ended September 30, 2015 was $304.1 million compared to $355.4 million for the nine months ended September 30, 2014, a decrease of $51.4 million, or 14.4%.

•
Annualized return on average equity of 11.1% and annualized net operating return on average equity of 11.2% for the nine months ended September 30, 2015 compared to 12.8% and 12.9%, respectively, for the nine months ended September 30, 2014.

Validus Re Segment
Highlights for the third quarter include the following:

•
Gross premiums written for the three months ended September 30, 2015 were $102.9 million compared to $114.4 million for the three months ended September 30, 2014, a decrease of $11.5 million, or 10.0%. Gross premiums written for the three months ended September 30, 2015 included $65.0 million of property premiums, $13.4 million of marine premiums and $24.5 million of specialty premiums, compared to $70.1 million of property premiums, $23.0 million of marine premiums and $21.3 million of specialty premiums for the three months ended September 30, 2014. The decrease in the property lines of $5.1 million was primarily driven by adjustments to premiums on existing business. The decrease in the marine lines of $9.6 million was primarily driven by reduced proportional business due to timing of the renewal of a significant program which was made in the first quarter of 2015 versus the third quarter of 2014.

•	Net premiums earned for the three months ended September 30, 2015 were $240.7 million compared to $226.7 million for the three months ended September 30, 2014, an increase of $14.0 million, or 6.2%.

•	The combined ratio for the three months ended September 30, 2015 was 77.6% compared to 70.3% for the three months ended September 30, 2014, an increase of 7.3 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
The loss ratio for the three months ended September 30, 2015 was 50.3% compared to 45.0% for the three months ended September 30, 2014, an increase of 5.3 percentage points. The loss ratio for the three months ended September 30, 2015 included favorable loss reserve development on prior accident years of $50.5 million, benefiting the loss ratio by 21.0 percentage points. Favorable development on prior years from non-event reserves was $25.3 million. Favorable development on prior years from event specific reserves was $25.2 million, including $12.0 million on Superstorm Sandy, $5.6 million on Hurricane Ike and $5.0 million on the 2010 Chilean earthquake. The loss ratio for the three months ended September 30, 2014 included favorable loss reserve development on prior accident years of $20.1 million, benefiting the loss ratio by 8.9 percentage points.

•
General and administrative expenses for the three months ended September 30, 2015 were $20.0 million compared to $18.5 million for the three months ended September 30, 2014, an increase of $1.4 million, or 7.8%.

•
Net operating income available to Validus Re for the three months ended September 30, 2015 was $72.2 million compared to $86.0 million, for the three months ended September 30, 2014, a decrease of $13.8 million, or 16.0%.

•
Net income available to Validus Re for the three months ended September 30, 2015 was $63.9 million compared to $54.0 million, for the three months ended September 30, 2014, an increase of $9.9 million, or 18.3%.

Highlights for the year to date include the following:

•
Gross premiums written for the nine months ended September 30, 2015 were $1,111.0 million compared to $1,081.8 million for the nine months ended September 30, 2014, an increase of $29.2 million, or 2.7%. Gross premiums written for the nine months ended September 30, 2015 included $530.5 million of property premiums, $153.4 million of marine premiums and $427.2 million of specialty premiums, compared to $598.6 million of property premiums, $175.7 million of marine premiums and $307.5 million of specialty premiums for the nine months ended September 30, 2014.

•	Net premiums earned for the nine months ended September 30, 2015 were $758.3 million compared to $686.8 million for the nine months ended September 30, 2014, an increase of $71.5 million, or 10.4%.

•	The combined ratio for the nine months ended September 30, 2015 was 72.8% compared to 60.5% for the nine months ended September 30, 2014, an increase of 12.3 percentage points.

•
The loss ratio for the nine months ended September 30, 2015 was 47.1% compared to 36.1% for the nine months ended September 30, 2014, an increase of 11.0 percentage points. The loss ratio for the nine months ended September 30, 2015 included favorable loss reserve development on prior accident years of $106.1 million, benefiting the loss ratio by 14.0 percentage points. The loss ratio for the nine months ended September 30, 2014 included favorable loss reserve development on prior accident years of $56.8 million, benefiting the loss ratio by 8.3 percentage points.

•
General and administrative expenses for the nine months ended September 30, 2015 were $58.3 million compared to $53.8 million for the nine months ended September 30, 2014, an increase of $4.5 million, or 8.4%.

•
Net operating income available to Validus Re for the nine months ended September 30, 2015 was $254.9 million compared to $318.8 million, for the nine months ended September 30, 2014, a decrease of $63.9 million, or 20.0%.

•
Net income available to Validus Re for the nine months ended September 30, 2015 was $250.8 million compared to $319.5 million, for the nine months ended September 30, 2014, a decrease of $68.7 million, or 21.5%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Talbot Segment
Highlights for the third quarter include the following:

•
Gross premiums written for the three months ended September 30, 2015 were $226.0 million compared to $245.7 million for the three months ended September 30, 2014, a decrease of $19.7 million, or 8.0%. Gross premiums written for the three months ended September 30, 2015 included $72.7 million of property premiums, $66.8 million of marine premiums and $86.5 million of specialty premiums compared to $67.0 million of property premiums, $90.8 million of marine premiums and $87.8 million of specialty premiums for the three months ended September 30, 2014. The decrease in the marine lines of $24.0 million was driven by decreases in a number of classes, but primarily the upstream energy and cargo lines due to ongoing market conditions and economic factors which have reduced new business and renewals.

•	Net premiums earned for the three months ended September 30, 2015 were $206.1 million compared to $232.8 million for the three months ended September 30, 2014, a decrease of $26.7 million, or 11.5%.

•	The combined ratio for the three months ended September 30, 2015 was 90.0% compared to 88.9% for the three months ended September 30, 2014, an increase of 1.1 percentage points.

•
The loss ratio for the three months ended September 30, 2015 was 45.8% compared to 50.8% for the three months ended September 30, 2014, a decrease of 5.0 percentage points. The loss ratio for the three months ended September 30, 2015 included favorable loss reserve development on prior accident years of $36.0 million, benefiting the loss ratio by 17.4 percentage points. The favorable development on prior years is primarily from non-event reserves in the amount of $30.4 million. Favorable development on prior years from event specific reserves was $5.5 million. The loss ratio for the three months ended September 30, 2014 included favorable loss reserve development on prior accident years of $35.4 million, benefiting the loss ratio by 15.2 percentage points.

•
General and administrative expenses for the three months ended September 30, 2015 were $43.3 million compared to $37.7 million for the three months ended September 30, 2014, an increase of $5.6 million, or 14.8%.

•
Net operating income available to Talbot for the three months ended September 30, 2015 was $26.4 million compared to $31.5 million, for the three months ended September 30, 2014, a decrease of $5.1 million, or 16.2%.

•
Net income available to Talbot for the three months ended September 30, 2015 was $24.2 million compared to $21.7 million, for the three months ended September 30, 2014, an increase of $2.5 million, or 11.6%.

Highlights for the year to date include the following:

•
Gross premiums written for the nine months ended September 30, 2015 were $789.1 million compared to $854.3 million for the nine months ended September 30, 2014, a decrease of $65.2 million, or 7.6%. Gross premiums written for the nine months ended September 30, 2015 included $253.2 million of property premiums, $266.9 million of marine premiums and $269.1 million of specialty premiums compared to $261.1 million of property premiums, $319.8 million of marine premiums and $273.4 million of specialty premiums for the nine months ended September 30, 2014.

•	Net premiums earned for the nine months ended September 30, 2015 were $634.2 million compared to $658.6 million for the nine months ended September 30, 2014, a decrease of $24.4 million, or 3.7%.

•	The combined ratio for the nine months ended September 30, 2015 was 84.3% compared to 84.8% for the nine months ended September 30, 2014, a decrease of 0.5 percentage points.

•
The loss ratio for the nine months ended September 30, 2015 was 42.4% compared to 46.3% for the nine months ended September 30, 2014, a decrease of 3.9 percentage points. The loss ratio for the nine months ended September 30, 2015 included favorable loss reserve development on prior accident years of $123.2 million, benefiting the loss ratio by 19.4

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

percentage points. The loss ratio for the nine months ended September 30, 2014 included favorable loss reserve development on prior accident years of $99.2 million, benefiting the loss ratio by 15.1 percentage points.

•
General and administrative expenses for the nine months ended September 30, 2015 were $115.3 million compared to $107.0 million for the nine months ended September 30, 2014, an increase of $8.3 million, or 7.8%.

•
Net operating income available to Talbot for the nine months ended September 30, 2015 was $115.0 million compared to $113.7 million for the nine months ended September 30, 2014, an increase of $1.3 million, or 1.1%.

•
Net income available to Talbot for the nine months ended September 30, 2015 was $112.4 million compared to $110.5 million, for the nine months ended September 30, 2014, an increase of $1.8 million, or 1.6%.

AlphaCat Segment(1)
Highlights for the third quarter include the following:

•
AlphaCat's assets under management were $2,238.6 million as at October 1, 2015, compared to $2,079.3 million as at July 1, 2015. Third party assets under management were $1,877.4 million as at October 1, 2015, compared to $1,724.3 million as at July 1, 2015. During the three months ended September 30, 2015, a total of $165.7 million of capital was raised, of which $163.8 million was raised from third parties.

•
Management fees earned from third parties were $5.8 million for the three months ended September 30, 2015, compared to $4.1 million for the three months ended September 30, 2014, an increase of $1.6 million. Increased third party assets under management drove the increase in third party management fees between periods.

•
The AlphaCat sidecars and ILS funds contributed $6.5 million of income for the three months ended September 30, 2015, compared to $3.7 million for the three months ended September 30, 2014, an increase of $2.9 million.

•
Total expenses for the three months ended September 30, 2015 were $6.6 million, compared to $3.9 million for the three months ended September 30, 2014, an increase of $2.7 million. Included within the expenses for the three months ended September 30, 2015 was $2.3 million of finance expenses relating to the raising of third party capital.

•
Validus' share of AlphaCat net operating income for the three months ended September 30, 2015 was $5.7 million, compared to $3.9 million for the three months ended September 30, 2014, an increase of $1.9 million.

•
Validus' share of PaCRe's net realized and unrealized investment losses for the three months ended September 30, 2015 was $8.0 million, compared to $5.8 million for the three months ended September 30, 2014, an increase of $2.1 million.

•
Validus' share of AlphaCat's net loss for the three months ended September 30, 2015 was $2.2 million, compared to $2.0 million for the three months ended September 30, 2014, an increase of $0.2 million.

Highlights for the year to date include the following:

•
Management fees earned from third parties for the nine months ended September 30, 2015 were $14.6 million, compared to $14.2 million for the nine months ended September 30, 2014, an increase of $0.4 million.

•
The AlphaCat sidecars and ILS funds contributed $17.2 million of income for the nine months ended September 30, 2015, compared to $18.5 million for the nine months ended September 30, 2014, a decrease of $1.3 million.

•
Total expenses for the nine months ended September 30, 2015 were $18.6 million, compared to $10.0 million for the nine months ended September 30, 2014, an increase of $8.6 million. Included within the expenses for the nine months ended September 30, 2015 was $9.2 million of finance expenses relating to the raising of third party capital.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	PaCRe contributed $0.1 million of net operating income for the nine months ended September 30, 2015, compared to $0.2 million for the nine months ended September 30, 2014, a decrease of $0.1 million.

•
For the nine months ended September 30, 2015, there was an accounting loss of $1.8 million on the deconsolidation of one of the ILS funds compared to an accounting gain on another of the ILS funds of $1.4 million for the nine months ended September 30, 2014.

•
Validus' share of AlphaCat net operating income for the nine months ended September 30, 2015 was $11.6 million, compared to $24.2 million for the nine months ended September 30, 2014, a decrease of $12.7 million.

•
Validus' share of PaCRe's net realized and unrealized investment losses for the nine months ended September 30, 2015 were $2.3 million, compared to a gain of $2.5 million for the nine months ended September 30, 2014, a decrease of $4.9 million.

•
Validus' share of AlphaCat net income for the nine months ended September 30, 2015 was $9.2 million, compared to $26.8 million for the nine months ended September 30, 2014, a decrease of $17.5 million.

(1) Please refer to page 16 of this document for further details on the AlphaCat segment.
Western World Segment
The acquisition of Western World closed on October 2, 2014 and the segment was included in the Company's results for the first time in the fourth quarter of 2014. As such, there are no comparatives for the three or nine months ended September 30, 2014.
Highlights for the third quarter include the following:

•	Gross premiums written for the three months ended September 30, 2015 were $70.9 million, which included $13.9 million of property premiums and $57.0 million of liability premiums.

•	Net premiums earned for the three months ended September 30, 2015 were $63.9 million.

•	The combined ratio for the three months ended September 30, 2015 was 100.4%.

•
The loss ratio for the three months ended September 30, 2015 was 63.8%, which included favorable loss reserve development on prior accident years of $5.1 million, benefiting the loss ratio by 7.9 percentage points. Of this, $2.5 million or 3.9 percentage points arose from the amortization of the risk premium adjustment accounted for at the time of the acquisition of Western World.

•
Policy acquisition costs for the three months ended September 30, 2015 were $13.2 million or 20.7% of net premiums earned. Amortization of the fair value adjustment accounted for at the time of the acquisition favorably impacted policy acquisition costs by approximately $3.0 million or 4.7 percentage points.

•	General and administrative expenses for the three months ended September 30, 2015 were $9.6 million, or 15.9% of net premiums earned.

•	Net operating income available to Western World for the three months ended September 30, 2015 was $3.2 million.

•	Net income available to Western World for the three months ended September 30, 2015 was $10.3 million.

Highlights for the year to date include the following:

•	Gross premiums written for the nine months ended September 30, 2015 were $207.4 million, which included $39.1 million of property premiums and $168.2 million of liability premiums.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	Net premiums earned for the nine months ended September 30, 2015 were $196.9 million.

•	The combined ratio for the nine months ended September 30, 2015 was 99.5%.

•
The loss ratio for the nine months ended September 30, 2015 was 70.1%, which included favorable loss reserve development on prior accident years of $15.6 million, benefiting the loss ratio by 8.0 percentage points. Of this, $8.6 million or 4.4 percentage points arose from the amortization of the risk premium adjustment accounted for at the time of the acquisition of Western World.

•
Policy acquisition costs for the nine months ended September 30, 2015 were $27.1 million or 13.8% of net premiums earned. Amortization of the fair value adjustment accounted for at the time of the acquisition favorably impacted policy acquisition costs by approximately $20.0 million or 10.2 percentage points.

•	General and administrative expenses for the nine months ended September 30, 2015 were $29.1 million, or 15.6% of net premiums earned.

•	Net operating income available to Western World for the nine months ended September 30, 2015 was $16.1 million.

•	Net income available to Western World for the nine months ended September 30, 2015 was $22.0 million.

Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole.
Highlights for the third quarter include the following:

•
General and administrative expenses for the three months ended September 30, 2015, net of operating segment eliminations, were $18.5 million compared to $19.4 million for the three months ended September 30, 2014, a decrease of $0.9 million or 4.6%.

•
Share compensation expenses for the three months ended September 30, 2015 were $3.4 million compared to $3.0 million for the three months ended September 30, 2014, an increase of $0.4 million or 12.3%.

Highlights for the year to date include the following:

•
General and administrative expenses for the nine months ended September 30, 2015, net of operating segment eliminations, were $49.1 million compared to $55.2 million for the nine months ended September 30, 2014, a decrease of $6.1 million, or 11.1%.

•	Share compensation expenses for the nine months ended September 30, 2015 were $9.5 million compared to $8.4 million for the nine months ended September 30, 2014, an increase of $1.1 million, or 13.1%.
Investments
Highlights for the third quarter include the following:

•	Net investment income for the three months ended September 30, 2015 was $31.5 million compared to $25.3 million for the three months ended September 30, 2014, an increase of $6.3 million, or 24.8%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
Net realized losses on investments for the three months ended September 30, 2015 were $41.9 million compared to a gain of $4.6 million for the three months ended September 30, 2014, a decrease of $46.5 million. The net realized losses for the three months ended September 30, 2015, included $40.7 million in realized losses relating to PaCRe. The amount of PaCRe's realized losses attributable to noncontrolling interest was $36.6 million for the three months ended September 30, 2015, leaving a net loss to the Company of $4.1 million. The net realized gains on investments for the three months ended September 30, 2014 was driven by $2.6 million in realized gains relating to PaCRe. The amount of PaCRe's realized gains attributable to noncontrolling interest was $2.3 million for the three months ended September 30, 2014, leaving a net gain to the Company of $0.3 million.

•
The change in net unrealized losses on investments for the three months ended September 30, 2015 was $34.9 million compared to $85.0 million for the three months ended September 30, 2014, a decrease of $50.1 million, or 58.9%. The change in net unrealized losses on investments for the three months ended September 30, 2015 included $38.8 million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was $34.9 million for the three months ended September 30, 2015, leaving a net loss to the Company of $3.9 million. The change in net unrealized losses on investments for the three months ended September 30, 2014 was driven by $61.0 million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was $54.9 million for the three months ended September 30, 2014, leaving a net loss to the Company of $6.1 million.

Highlights for the year to date include the following:

•	Net investment income for the nine months ended September 30, 2015 was $96.2 million compared to $69.9 million for the nine months ended September 30, 2014, an increase of $26.2 million, or 37.5%.

•
Net realized losses on investments for the nine months ended September 30, 2015 were $35.5 million compared to a gain of $16.2 million for the nine months ended September 30, 2014, a decrease of $51.7 million. The net realized losses for the nine months ended September 30, 2015, included $40.7 million in realized losses relating to PaCRe. The amount of PaCRe's realized losses attributable to noncontrolling interest was $36.6 million for the nine months ended September 30, 2015, leaving a net loss to the Company of $4.1 million. The net realized gains on investments for the nine months ended September 30, 2014 was driven by $8.2 million in realized gains relating to PaCRe. The amount of PaCRe's realized gains attributable to noncontrolling interest was $7.4 million for the nine months ended September 30, 2014, leaving a net gain to the Company of $0.8 million.

•
The change in net unrealized gains on investments for the nine months ended September 30, 2015 was $19.8 million compared to $16.1 million for the nine months ended September 30, 2014, an increase of $3.6 million, or 22.4%. The change in net unrealized gains on investments for the nine months ended September 30, 2015 was driven by $17.3 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was $15.6 million for the nine months ended September 30, 2015, leaving a net gain to the Company of $1.7 million. The change in net unrealized gains on investments for the nine months ended September 30, 2014 was driven by $16.9 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was $15.3 million for the nine months ended September 30, 2014, leaving a net loss to the Company of $1.7 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Shareholders' Equity and Capitalization
As at September 30, 2015, total shareholders' equity was $4.1 billion including $438.4 million of noncontrolling interest. Shareholders' equity available to Validus was $3.6 billion as at September 30, 2015. Book value per diluted common share was $41.89 at September 30, 2015, compared to $41.43 at June 30, 2015. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure to book value per common share is presented at the end of this release.
Total capitalization at September 30, 2015 was $4.9 billion, including $538.1 million of junior subordinated deferrable debentures and $247.4 million of senior notes. Total capitalization available to Validus at September 30, 2015 was $4.4 billion, excluding $438.4 million of noncontrolling interest.
Share Repurchases
For the three months ended September 30, 2015, the number of shares repurchased by the Company was 1.4 million. The share repurchases made during the three months ended September 30, 2015 resulted in a dilutive impact on book value per diluted common share of $0.04 for the quarter. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at June 30, 2015				Quarter ended
Effect of share repurchases:	(cumulative)	July	August	September	September 30, 2015
Aggregate purchase price (a)	$2,374,524	$22,741	$15,328	$22,625	$60,694
Shares repurchased	73,444,835	503,600	340,771	508,569	1,352,940
Average price (a)	$32.33	$45.16	$44.98	$44.49	$44.86

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at September 30, 2015	As at October 28, 2015	Cumulative to Date Effect
Aggregate purchase price (a)	$2,435,218	$—	$2,435,218
Shares repurchased	74,797,775	—	74,797,775
Average price (a)	$32.56	$—	$32.56
(a) Share transactions are on a trade date basis through October 28, 2015 and are inclusive of commissions.  Average share price is rounded to two decimal places.
Conference Call
The Company will host a conference call for analysts and investors on October 30, 2015 at 10:00 AM (Eastern) to discuss the third quarter 2015 financial results and related matters. The conference call may be accessed by dialing 1-866-440-4674 (toll-free U.S.) or 1-704-908-0454 (international) and entering the passcode 4212 9203. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 13, 2015, by dialing 1-855-859-2056 (toll-free U.S.) or 1-404-537-3406 (international) and entering the passcode 4212 9203.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through November 13, 2015. In addition, a financial supplement relating to the Company's financial results for the three and nine months ended September 30, 2015 is available in the Investor Relations section of the Company's website.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
The results of Western World are consolidated from the October 2, 2014 date of acquisition.
Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance company focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Radina Russell / Josh Gerth

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at September 30, 2015 and December 31, 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	September 30, 2015	December 31, 2014

Assets
Fixed maturities, at fair value (amortized cost: 2015—$5,581,846; 2014—$5,534,494)	$5,578,856	$5,532,731
Short-term investments, at fair value (amortized cost: 2015—$1,661,705; 2014—$1,051,222)	1,661,687	1,051,074
Other investments, at fair value (cost: 2015—$864,651; 2014—$879,176)	817,374	813,011
Cash and cash equivalents	408,485	577,240
Restricted cash	74,002	173,003
Total investments and cash	8,540,404	8,147,059
Investments in affiliates	347,962	261,483
Premiums receivable	1,062,654	707,647
Deferred acquisition costs	225,065	161,295
Prepaid reinsurance premiums	125,547	81,983
Securities lending collateral	6,461	470
Loss reserves recoverable	385,212	377,466
Paid losses recoverable	21,681	38,078
Income taxes recoverable	15,870	—
Deferred tax asset	22,352	23,821
Receivable for investments sold	15,055	18,318
Intangible assets	122,676	126,924
Goodwill	196,758	195,897
Accrued investment income	23,755	24,865
Other assets	124,511	164,633
Total assets	$11,235,963	$10,329,939

Liabilities
Reserve for losses and loss expenses	$3,169,334	$3,234,394
Unearned premiums	1,281,319	990,564
Reinsurance balances payable	90,838	127,128
Securities lending payable	6,927	936
Deferred tax liability	8,921	5,541
Payable for investments purchased	118,164	68,574
Accounts payable and accrued expenses	248,834	318,245
Notes payable to AlphaCat investors	1,443,198	671,465
Senior notes payable	247,387	247,306
Debentures payable	538,054	539,277
Total liabilities	7,152,976	6,203,430

Commitments and contingent liabilities
Redeemable noncontrolling interest	—	79,956

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2015—158,434,541; 2014—155,554,224; Outstanding: 2015—81,997,891; 2014—83,869,845)	27,726	27,222
Treasury shares (2015—76,436,650; 2014—71,684,379)	(13,376)	(12,545)
Additional paid-in-capital	1,048,917	1,207,493
Accumulated other comprehensive (loss)	(10,869)	(8,556)
Retained earnings	2,592,162	2,374,344
Total shareholders' equity available to Validus	3,644,560	3,587,958

Noncontrolling interest	438,427	458,595

Total shareholders' equity	4,082,987	4,046,553

Total liabilities, noncontrolling interests and shareholders' equity	$11,235,963	$10,329,939

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three and nine months ended September 30, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Underwriting income
Gross premiums written	$401,681	$358,974	$2,248,147	$2,026,639
Reinsurance premiums ceded	(48,425)	(30,137)	(294,161)	(275,610)
Net premiums written	353,256	328,837	1,953,986	1,751,029
Change in unearned premiums	202,203	165,859	(247,191)	(307,373)
Net premiums earned	555,459	494,696	1,706,795	1,443,656

Underwriting deductions
Losses and loss expenses	258,258	224,125	765,333	545,541
Policy acquisition costs	105,091	86,404	308,152	251,006
General and administrative expenses	95,999	83,319	263,990	231,606
Share compensation expenses	9,983	8,764	28,279	24,252
Total underwriting deductions	469,331	402,612	1,365,754	1,052,405

Underwriting income	$86,128	$92,084	$341,041	$391,251

Net investment income	31,524	25,261	96,153	69,909
Other insurance related income	10,157	3,610	18,137	16,458
Finance expenses	(17,498)	(15,354)	(55,085)	(47,380)
Operating income before taxes, income from operating affiliates and (income) attributable to AlphaCat investors	$110,311	$105,601	$400,246	$430,238
Tax (expense) benefit	(2,018)	953	(7,132)	(398)
Income from operating affiliates	5,526	3,761	12,083	13,580
(Income) attributable to AlphaCat investors	(40,256)	(25,807)	(94,341)	(82,833)
Net operating income	$73,563	$84,508	$310,856	$360,587

Net realized (losses) gains on investments	(41,906)	4,595	(35,493)	16,193
Change in net unrealized (losses) gains on investments	(34,908)	(84,974)	19,766	16,146
Income from investment affiliate	2,482	1,754	5,542	7,881
Foreign exchange (losses)	(2,274)	(11,441)	(9,061)	(14,761)
Other (loss)	(1,970)	(7,690)	(2,578)	(1,473)
Transaction expenses (a)	—	(149)	—	(3,401)
Net income	$(5,013)	$(13,397)	$289,032	$381,172

Net loss (income) attributable to noncontrolling interest	71,663	53,069	15,042	(25,745)

Net income available to Validus	$66,650	$39,672	$304,074	$355,427

Selected ratios:
Net premiums written / Gross premiums written	87.9%	91.6%	86.9%	86.4%

Losses and loss expenses	46.5%	45.3%	44.8%	37.8%

Policy acquisition costs	18.9%	17.5%	18.1%	17.4%
General and administrative expenses (b)	19.1%	18.6%	17.1%	17.7%
Expense ratio	38.0%	36.1%	35.2%	35.1%

Combined ratio	84.5%	81.4%	80.0%	72.9%

Notes:

(a) The transaction expenses relate to costs incurred in connection with the acquisition of Western World Insurance Group, Inc. (“Western World”), which was completed on October 2, 2014. Western World results have been included in the Company's consolidated results from October 2, 2014. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

(b) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the three months ended September 30, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30, 2015						Three Months Ended September 30, 2014
	Validus Re	AlphaCat	Talbot	Western World	Corporate and Eliminations	Total	Validus Re (b)	AlphaCat	Talbot	Corporate and Eliminations (b)	Total
Underwriting income
Gross premiums written	102,913	9,448	226,025	70,871	(7,576)	401,681	114,380	6,936	245,685	(8,027)	358,974
Reinsurance premiums ceded	(15,462)	—	(35,823)	(4,716)	7,576	(48,425)	(10,382)	(648)	(27,134)	8,027	(30,137)
Net premiums written	87,451	9,448	190,202	66,155	—	353,256	103,998	6,288	218,551	—	328,837
Change in unearned premiums	153,210	35,276	15,942	(2,225)	—	202,203	122,712	28,850	14,297	—	165,859
Net premiums earned	240,661	44,724	206,144	63,930	—	555,459	226,710	35,138	232,848	—	494,696

Underwriting deductions
Losses and loss expenses	120,958	2,076	94,414	40,810	—	258,258	102,005	3,738	118,382	—	224,125
Policy acquisition costs	42,989	4,658	44,575	13,214	(345)	105,091	36,177	3,378	47,862	(1,013)	86,404
General and administrative expenses	19,964	4,674	43,292	9,587	18,482	95,999	18,522	7,719	37,709	19,369	83,319
Share compensation expenses	2,691	141	3,214	554	3,383	9,983	2,582	179	2,990	3,013	8,764
Total underwriting deductions	186,602	11,549	185,495	64,165	21,520	469,331	159,286	15,014	206,943	21,369	402,612

Underwriting income (loss)	54,059	33,175	20,649	(235)	(21,520)	86,128	67,424	20,124	25,905	(21,369)	92,084

Net investment income	18,362	1,533	6,457	5,634	(462)	31,524	20,270	837	4,965	(811)	25,261
Other insurance related income (loss)	2,569	7,522	470	248	(652)	10,157	863	5,980	109	(3,342)	3,610
Finance expenses	(3,624)	(2,355)	(57)	—	(11,462)	(17,498)	(3,622)	(385)	162	(11,509)	(15,354)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to AlphaCat investors	71,366	39,875	27,519	5,647	(34,096)	110,311	84,935	26,556	31,141	(37,031)	105,601
Tax benefit (expense)	851	—	(1,141)	(2,431)	703	(2,018)	1,058	—	332	(437)	953
Income from operating affiliates	—	5,526	—	—	—	5,526	—	3,761	—	—	3,761
(Income) attributable to AlphaCat investors	—	(40,256)	—	—	—	(40,256)	—	(25,807)	—	—	(25,807)
Net operating income (loss) (a)	72,217	5,145	26,378	3,216	(33,393)	73,563	85,993	4,510	31,473	(37,468)	84,508
Net operating loss attributable to noncontrolling interest	—	63	—	—	—	63	—	438	—	—	438
Net operating income (loss) available (attributable) to Validus	72,217	5,208	26,378	3,216	(33,393)	73,626	85,993	4,948	31,473	(37,468)	84,946

Net income (loss) available (attributable) to Validus	63,879	(481)	24,158	10,342	(31,248)	66,650	54,018	(162)	21,653	(35,837)	39,672

Notes:

(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

(b) During the first quarter of 2015, certain intercompany reinsurance transactions were presented on a net basis for segmental reporting purposes. As a result, gross premiums written and reinsurance premiums ceded for the Validus Re segment and Corporate & Eliminations were reduced by $517 for the three months ended September 30, 2014 for comparative purposes. There was no impact to total gross premiums written and reinsurance premiums ceded on a consolidated basis.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the nine months ended September 30, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Nine Months Ended September 30, 2015						Nine Months Ended September 30, 2014
	Validus Re	AlphaCat	Talbot	Western World	Corporate and Eliminations	Total	Validus Re (b)	AlphaCat	Talbot	Corporate and Eliminations (b)	Total
Underwriting income
Gross premiums written	1,111,020	176,129	789,148	207,372	(35,522)	2,248,147	1,081,816	135,073	854,324	(44,574)	2,026,639
Reinsurance premiums ceded	(147,611)	(4,538)	(164,144)	(13,390)	35,522	(294,161)	(161,721)	(4,348)	(154,115)	44,574	(275,610)
Net premiums written	963,409	171,591	625,004	193,982	—	1,953,986	920,095	130,725	700,209	—	1,751,029
Change in unearned premiums	(205,110)	(54,196)	9,167	2,948	—	(247,191)	(233,271)	(32,444)	(41,658)	—	(307,373)
Net premiums earned	758,299	117,395	634,171	196,930	—	1,706,795	686,824	98,281	658,551	—	1,443,656

Underwriting deductions
Losses and loss expenses	357,491	1,232	268,512	138,098	—	765,333	247,848	(7,155)	304,848	—	545,541
Policy acquisition costs	128,909	12,162	141,338	27,110	(1,367)	308,152	106,547	9,414	138,383	(3,338)	251,006
General and administrative expenses	58,254	12,202	115,341	29,137	49,056	263,990	53,757	15,627	107,031	55,191	231,606
Share compensation expenses	7,665	440	9,195	1,525	9,454	28,279	7,126	330	8,434	8,362	24,252
Total underwriting deductions	552,319	26,036	534,386	195,870	57,143	1,365,754	415,278	18,216	558,696	60,215	1,052,405

Underwriting income (loss)	205,980	91,359	99,785	1,060	(57,143)	341,041	271,546	80,065	99,855	(60,215)	391,251

Net investment income	56,694	4,872	19,168	16,660	(1,241)	96,153	54,810	2,546	14,322	(1,769)	69,909
Other insurance related income (loss)	3,318	17,048	564	787	(3,580)	18,137	2,385	21,482	384	(7,793)	16,458
Finance expenses	(11,068)	(9,462)	(231)	—	(34,324)	(55,085)	(11,131)	(2,039)	68	(34,278)	(47,380)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to AlphaCat investors	254,924	103,817	119,286	18,507	(96,288)	400,246	317,610	102,054	114,629	(104,055)	430,238
Tax (expense) benefit	(14)	—	(4,286)	(2,420)	(412)	(7,132)	1,176	—	(902)	(672)	(398)
Income from operating affiliates	—	12,083	—	—	—	12,083	—	13,580	—	—	13,580
(Income) attributable to AlphaCat investors	—	(94,341)	—	—	—	(94,341)	—	(82,833)	—	—	(82,833)
Net operating income (loss) (a)	254,910	21,559	115,000	16,087	(96,700)	310,856	318,786	32,801	113,727	(104,727)	360,587
Net operating (income) attributable to noncontrolling interest	—	(6,047)	—	—	—	(6,047)	—	(3,160)	—	—	(3,160)
Net operating income (loss) available (attributable) to Validus	254,910	15,512	115,000	16,087	(96,700)	304,809	318,786	29,641	113,727	(104,727)	357,427

Net income (loss) available (attributable) to Validus	250,758	13,278	112,354	21,959	(94,275)	304,074	319,502	32,788	110,541	(107,404)	355,427

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies, and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

(b) During the first quarter of 2015, certain intercompany reinsurance transactions were presented on a net basis for segmental reporting purposes. As a result, gross premiums written and reinsurance premiums ceded for the Validus Re segment and Corporate & Eliminations were reduced by $22,352 for the nine months ended September 30, 2014 for comparative purposes. There was no impact to total gross premiums written and reinsurance premiums ceded on a consolidated basis.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
AlphaCat Supplemental Information - Non GAAP
For the three and nine months ended September 30, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue - management fees
Third party	5,762	4,129	14,622	14,196
Related party	1,738	1,828	4,058	6,028
Total revenue	7,500	5,957	18,680	20,224

Expenses
General and administrative expenses	4,124	3,426	8,883	7,875
Share compensation expenses	141	179	440	330
Finance expenses	2,297	302	9,259	1,800
Foreign exchange (gains)	(11)	(16)	(9)	(9)
Total expenses	6,551	3,891	18,573	9,996

Income before investments in operating affiliates	949	2,066	107	10,228

Investment income (loss) in operating affiliates (a)
AlphaCat Re & Master Fund	—	—	—	(1,377)
AlphaCat 2011, 2012, 2013, 2014, & 2015	1,445	1,360	3,886	7,507
AlphaCat ILS Funds	4,081	2,307	12,062	12,321
BetaCat ILS Funds	1,007	—	1,241	—
PaCRe (b)	(7,963)	(5,895)	(2,241)	2,737
Total investment (loss) income in operating affiliates	(1,430)	(2,228)	14,948	21,188

(Loss) gain on deconsolidation of ILS Fund (c)	—	—	(1,777)	1,372

Net (loss) income	(481)	(162)	13,278	32,788

Validus' share of net (loss) income reconciliation
Third party management fees	5,762	4,129	14,622	14,196
Income from Sidecars and ILS Funds	6,533	3,667	17,189	18,451
Total expenses	(6,551)	(3,891)	(18,573)	(9,996)
PaCRe contribution to operating income	(8)	(49)	105	226
(Loss) gain on deconsolidation of ILS Fund (c)	—	—	(1,777)	1,372
Validus' share of AlphaCat net operating income	5,736	3,856	11,566	24,249

PaCRe realized and change in net unrealized (losses) gains	(7,954)	(5,844)	(2,342)	2,513
PaCRe foreign exchange (losses)	(1)	(3)	(4)	(2)

Validus' share of AlphaCat net (loss) income	(2,219)	(1,991)	9,220	26,760

Notes:

(a) All investments in operating affiliates are presented in accordance with the equity method of accounting.

(b) Validus 10% share of the results of PaCRe of $(8.0) million for the three months ended September 30, 2015 and $(2.2) million for the nine months ended September 30, 2015 includes the realized and change in net unrealized losses on investments of $(8.0) million and $(2.3) million, respectively.

(c) (Loss) gain recognized on the deconsolidation of one of the ILS funds effective June 1, 2015 and one other fund effective January 1, 2014. These are non recurring items.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three and nine months ended September 30, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Net income available to Validus	$66,650	$39,672	$304,074	$355,427
Adjustments for:
Net realized losses (gains) on investments	41,906	(4,595)	35,493	(16,193)
Change in net unrealized losses (gains) on investments	34,908	84,974	(19,766)	(16,146)
(Income) from investment affiliate	(2,482)	(1,754)	(5,542)	(7,881)
Foreign exchange losses	2,274	11,441	9,061	14,761
Other loss	1,970	7,690	2,578	1,473
Transaction expenses (a)	—	149	—	3,401
Net (loss) income attributable to noncontrolling interest	(71,600)	(52,631)	(21,089)	22,585
Net operating income available to Validus	73,626	84,946	304,809	357,427
Less: Dividends and distributions declared on outstanding warrants	(1,080)	(1,552)	(3,566)	(4,656)
Net operating income available to Validus, adjusted	$72,546	$83,394	$301,243	$352,771

Net income per share available to Validus - diluted	$0.78	$0.41	$3.50	$3.70
Adjustments for:
Net realized losses (gains) on investments	0.49	(0.04)	0.41	(0.17)
Change in net unrealized losses (gains) on investments	0.41	0.90	(0.23)	(0.17)
(Income) from investment affiliate	(0.03)	(0.02)	(0.06)	(0.08)
Foreign exchange losses	0.03	0.12	0.10	0.15
Other loss	0.02	0.08	0.03	0.02
Transaction expenses (a)	—	—	—	0.04
Net (loss) income attributable to noncontrolling interest	(0.84)	(0.55)	(0.24)	0.24
Net operating income per share available to Validus - diluted	$0.86	$0.90	$3.51	$3.73

Weighted average number of common shares and common share equivalents	85,629,494	94,736,572	86,841,927	95,937,641

Average shareholders' equity available to Validus	$3,650,746	$3,739,758	$3,643,140	$3,708,169

Annualized net operating return on average equity	8.1%	9.1%	11.2%	12.9%

Notes:

(a) The transaction expenses relate to costs incurred in connection with the acquisition of Western World Insurance Group, Inc. (“Western World”), which was completed on October 2, 2014. Western World results have been included in the Company's consolidated results from October 2, 2014. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at September 30, 2015 and December 31, 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at September 30, 2015
	Equity Amount	Shares	Exercise Price (a)	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,644,560	81,997,891		$44.45

Tangible book value per common share				40.55

Book value per diluted common share
Total shareholders' equity available to Validus	3,644,560	81,997,891
Assumed exercise of outstanding warrants (b)	59,506	3,377,320	$17.62
Assumed exercise of outstanding stock options (b)	1,319	65,401	$20.17
Unvested restricted shares	—	3,014,830
Book value per diluted common share	$3,705,385	88,455,442		$41.89
Adjustment for accumulated dividends				9.84
Book value per diluted common share plus accumulated dividends				$51.73

Tangible book value per diluted common share				38.28

	As at December 31, 2014
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,587,958	83,869,845		$42.78

Tangible book value per common share				38.93

Book value per diluted common share
Total shareholders' equity available to Validus	3,587,958	83,869,845
Assumed exercise of outstanding warrants (b)	90,950	5,174,114	$17.58
Assumed exercise of outstanding stock options (b)	20,581	1,160,057	$17.74
Unvested restricted shares	—	3,068,564
Book value per diluted common share	$3,699,489	93,272,580		$39.66
Adjustment for accumulated dividends				8.88
Book value per diluted common share plus accumulated dividends				$48.54

Tangible book value per diluted common share				36.20

Notes:
(a) Weighted average exercise price for those warrants and stock options that have an exercise price lower than book value per share.

(b) Using the "as-if-converted" method, assuming all proceeds received upon exercise of warrants and stock options will be retained by the Company and the resulting common shares from exercise remain outstanding.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other insurance related income (loss), finance expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com